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                                  [Letterhead]


                                October 18, 1996





The Titan Corporation
3033 Science Park Road
San Diego, CA  92121

          Re: Registration Statement on Form S-3, File No. 333-10965 $34,500,000 Aggregate Principal Amount of ___% Convertible Suboridnated Debentures
               ----------------------------------------------------------

Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by The Titan Corporation, a Delaware corporation (the "Company"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on August 28, 1996 (File No. 333-10965), as amended by Amendment No. 1 filed with the Commission on October 11, 1996 (collectively, the "Registration Statement") of $34,500,000 aggregate principal amount of __% Convertible Subordinated Debentures due 2003 (the "Securities") and shares of the Company's common stock, par value $0.01 per share (the "Shares"), into which the Securities may be converted pursuant to the proposed form of Indenture (the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") filed as an exhibit to the Registration Statement, you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

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October 18, 1996
Page 2


          We are opining herein as to the effect on the subject transaction only of the internal laws of the States of California and New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

          Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

     1. The Securities have been duly authorized by all necessary corporate action of the Company, and when executed, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     2. The Shares issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

          The opinions rendered in paragraph 1 relating to the enforceability of the Securities are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to indemnification of or contribution to the Trustee by the Company, the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

          To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that: the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee has complied with any applicable requirement to file returns and pay taxes under the Franchise Tax Law of the State of California; the Trustee is duly qualified to engage in the activities contemplated by the Indenture; the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and the Trustee has the requisite power and authority to perform its obligations under the Indenture.


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October 18, 1996
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          We consent to your filing this opinion as an exhibit to the
Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                        Very truly yours,

                                        /s/ Latham & Watkins